Exhibit 10.82

LIFE TECHNOLOGIES CORPORATION

NOTICE OF GRANT OF STOCK OPTIONS

(the “Participant”) has been granted the option to purchase shares of Stock pursuant to the Life Technologies Corporation 2009 Equity Incentive Plan (the “Plan”).

Date of Grant:

Number of Option Shares:

Exercise Price:

Grant Type	NQ

Option Expiration Date

Vesting Date(s):	The number of vested option shares as of any date shall be determined as follows, provided the Participant’s Service has not terminated prior to such date:

Anniversary of Date of Grant	Vested Percentage
1st	25% of options
2nd	50% of options
3rd	75% of options
4th	100% of options

By electronically accepting this document, the Company and the Participant agree that the Option is governed by this Notice, the provisions of the Plan, and the Nonstatutory Stock Agreement attached to and made a part of this document including any applicable Addendum or Supplement thereto. The Participant acknowledges receipt of copies of the Plan and the Nonstatutory Stock Agreement, represents that the Participant has read and is familiar with its provisions, and hereby accepts the Grant subject to all of its terms and conditions.

ATTACHMENTS:	1.	Life Technologies Corporation 2009 Equity Incentive Plan, as amended to the Date of Grant,

	2.	Nonstatutory Stock Option Agreement (U.S.)

LIFE TECHNOLOGIES CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

(U.S.)

Life Technologies Corporation (the “Company”) has granted to the individual (the “Participant”) named in the Notice of Grant of Stock Options (the “Notice”) to which this Nonstatutory Stock Option Agreement (the “Agreement”) is attached an award of Nonstatutory Stock Options (the “Option”) upon the terms and conditions set forth in the Notice and this Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Life Technologies Corporation 2009 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant. By electronically accepting the Notice, the Participant: (i) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (ii) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (iii) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, the Plan or this Agreement, and (iv) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.

1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Cause” shall mean, for purposes of this Agreement, any termination of employment by the Company due to misconduct or unsatisfactory performance for any of the following reasons: (i) commission of a crime against the Company, its affiliates, customers or employees, whether prosecuted or not; (ii) commission of any other crime or violation of law, statute or regulation that creates an inability to perform job duties; (iii) failure or inability to perform job duties due to intoxication by drugs or alcohol during working hours; (iv) conflict of interest, not specifically waived in advance by the Company; (v) unauthorized release of confidential information that belongs to the Company, its affiliates, customers or employees; (vi) habitual neglect of duties; (vii) unsatisfactory performance of job duties or insubordination (including but not limited to refusal to comply with established policies or procedures or failure to follow instructions of a supervisor); (viii) other misconduct including, but not limited to: falsification of the Company’s records, including timekeeping records and the employee’s application for employment; nonadherence to the Company’s policies, unlawful discrimination or harassment of another employee, customer or supplier; theft; unauthorized use or possession of property belonging to the Company, a co-worker or customer; possession of firearms, controlled substances or illegal drugs on the Company’s premises or while performing the Company’s business; and any other conduct interfering with work performance or constituting an unsafe, unethical or unlawful practice.

(b) “Company” means Life Technologies Corporation and each subsidiary or affiliate that is classified as a Participating Company under the Plan’s terms. Notwithstanding the preceding, with respect to administrative matters the term “Company” shall solely refer to Life Technologies Corporation.

(c) “Date of Grant” means the effective date shown in the Notice.

(d) “Disability” means, for purposes of this Agreement, a condition of the Participant whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a long term disability income plan, if any, covering employees of the Company. Any determination of Disability under this Agreement shall be made by the Company’s Benefits Administration Committee.

(e) “Exercise Price” means the purchase price per share of Stock shown in the Notice, as adjusted from time to time pursuant to Section 9.

(f) “Number of Option Shares” means the number of shares of Stock shown in the Notice, as adjusted from time to time pursuant to Section 9.

(g) “Option Expiration Date” means the relevant Expiration date shown in the Notice.

(h) “Retirement” means, for purposes of this Agreement, that a Participant satisfies the following criteria on his or her termination date: (i) the Participant’s Service terminated for any reason other than Cause, (ii) as of the date the Participant’s Service terminated, the Participant is credited with at least ten (10) Years of Service, and (iii) as of the date the Participant’s Service terminated, the Participant was age sixty (60) or older.

(i) “Vested Shares” means, on any relevant date, the Option Shares which are vested and unexpired as determined by applying the vesting schedule shown in the Notice to the period of Participant’s continuous Service (except as otherwise provided in Section 7.4).

(j) “Years of Service” means a Participant’s period of continuous service with the Company since his or her date of hire or, if applicable, most recent date of rehire. A Participant will receive credit for a Year of Service if he or she is employed on the anniversary date of his or her date of hire or, if applicable, most recent date of rehire. A Participant’s Years of Service will include any period of Service for which credit was granted for employment with a prior employer that merged with, or was acquired by, the Company. Any period of service that is less than a full 365-day period shall be disregarded for purposes of this Agreement. If a Participant’s Service with the Company is terminated for any reason other than Cause and then the Participant is rehired by the Company, the Participant will receive credit for periods of Service occurring prior to his or her rehire date only to the extent he or she is credited with past service credit for benefits purposes under the Company’s standard policies as documented and reported in the Company’s human resources information system.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Consequences. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

3. Administration. All questions of interpretation concerning this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election. As a condition to receipt of the Option, all persons having an interest in the Option agree and understand that (i) if any error occurs with respect to the establishment, creation and/or administration of the Option, the Option shall be interpreted in light of the Committee’s original intent as determined in the sole discretion of the Committee or the appropriate officer of the Company and (ii) the Committee and/or appropriate officer of the Company shall have the authority to amend the Option, without the consent of the Participant, to reflect the original intent of the Committee with respect to the grant and terms of the Option.

4. Exercise of the Option.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of Vested Shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

4.2 Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. The written notice must be signed by the Participant and (i) delivered to the Company through an approved method of delivery, which shall include (A) delivery in person, (B) delivery by certified or registered mail, return receipt requested, (C) delivery by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company, or (D) any additional notification method adopted by the Company and communicated to the Participant, provided any such notice must be delivered prior to the termination of the Option as set forth in Section 6, and (ii) accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company, or its designated representative, of such written notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) as provided in Section 4.3(b) below, by tender to the Company of whole shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(c), (iv) with prior approval by the Committee, by directing the Company to retain a portion of the shares of Stock that would be delivered to the Participant upon exercise of the Option having a Fair Market Value not less than the aggregate Exercise Price, or (v) by any combination of the foregoing.

(b) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(c) Cashless Exercise. A “Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program, procedure or individual transaction approved by the Company or its designated representative (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program, procedure or individual transaction.

4.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Participant is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Participant may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

4.5 Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares of Stock as to which the Option is exercised shall be registered in the name of the Participant or, if applicable, in the names of the Participant and his/her spouse, or in the names of the heirs of the Participant.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. Nontransferability of the Option. The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7.2, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (i) the Option Expiration Date; (ii) the last date for exercising the Option following termination of the Participant’s Service as described in Section 7; (iii) under the circumstances described in Section 8 below; or (iv) a Change in Control to the extent provided in Section 9.

7. Effect of Termination of Service.

7.1 Option Exercisability.

(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unvested on the date on which the Participant’s Service terminated, shall become fully vested, and may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unvested on the date on which the Participant’s Service terminated, shall be fully vested and may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than upon a termination for “Cause”.

(c) Retirement. If the Participant’s Service terminates because of the Retirement of the Participant, then (i) the Option shall become fully vested on the Participant’s termination date, and (ii) the Option may be exercised by the Participant (or the Participant’s guardian or legal representative) until the earlier of (A) thirty-six (36) months following the Participant’s termination date, or (B) the Option Expiration Date.

(d) Other Termination of Service. If the Participant’s Service terminates for any reason other than Disability, death or Retirement, the Option, to the extent vested and unexercised by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant within three (3) months (or such other longer period of time as determined by the Committee, in its sole discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. For purposes of the foregoing, the vested and unexercised portion of the Option shall be determined on the date on which the Participant’s Service terminated.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.3 Termination for Cause. Notwithstanding any other provision of this Agreement, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable on the effective date of such termination of Service.

7.4 Leaves of Absence. If the Participant takes an approved leave of absence from active Service with the Company, or takes a leave of absence to which the Participant is legally entitled regardless of such approval, the following provisions will apply:

(a) Exercisability of Options During Leave. The Participant’s right to exercise Options that are vested at the time a leave of absence begins will be unaffected by the leave of absence.

(b) Vesting of Options During Leave. The Participant’s Options will not vest during a leave of absence other than an approved medical, FMLA or military leave. In the event that the Participant returns from an approved leave of absence and performs services for the Company for a period of at least thirty (30) days, then the Participant shall be treated as if the period of leave had been a period of continuous service with the Company and any portion of the Options which would have vested during the leave of absence shall become vested at the end of such thirty (30) days of Service.

(c) Effect of Termination During Leave. If the Participant’s service with the Company is terminated during an approved leave of absence, then the Options will expire in accordance Section 7.1 above.

8. Cancellation of Option; Return of Value.

8.1 Notwithstanding any other provision of this Agreement, if at any time during the provision of the Participant’s Service to the Company or within six (6) months after voluntary or involuntary termination of the Participant’s Service for any reason, the Participant, in the sole judgment of the Company, other than as an employee or a consultant for the Company in the execution of the Participant’s employment duties or provision of consulting services, as the case may be, engages in any of the “Prohibited Activities” listed below, then to the greatest extent permitted by applicable law: (i) to the extent this Option has not yet been exercised, it shall immediately cease to be exercisable and shall be cancelled; (ii) any shares issued upon exercise of this Option during the time period that is six (6) months prior to and six (6) months after the date of termination of Service that have not yet been sold by the Participant shall be sold back to the Company at the exercise price paid for such shares; and (iii) if the Participant exercised this Option within six (6)months prior to and six (6) months after the date of termination of Service and sold the share(s), any gain represented by the fair market value on the date of exercising over the exercise price multiplied by the number of shares such individual purchased (“Option Gain”), without regard to any subsequent market price decrease or increase, shall be paid by such individual to the Company.

8.2 “Prohibited Activities” for purposes of this Section 8, are defined as follows:

(a) Directly or indirectly, through an affiliated or controlled entity or person, on the Participant’s own behalf or as a partner, consultant, proprietor, principal, agent, creditor, security holder, trustee or otherwise in any other capacity (except by ownership of one percent (1%) or less of the outstanding stock of any publicly held corporation) engaging in the following: owning, managing, operating, financing, controlling, investing, participating or engaging in, lending the Participant’s name or credit to, rendering services or advice to, or devoting any material endeavor or effort to any business that develops, manufactures, distributes, markets, sales or provides any products or services which are competitive with or similar to the products or services developed (including products or services under development or the subject of planning for possible development), manufactured, distributed, marketed, sold or otherwise provided by Company during the Participant’s Service, including but not limited to the “Competitor List” below;

(b) Directly or indirectly soliciting or otherwise inducing any employee to end his/her employment with Company;

(c) Disclosing or misusing any confidential, proprietary or material information concerning the Company;

(d) Directly or indirectly soliciting Company customers (including prospective customers) that the Participant had contact with or access to confidential or proprietary information about during the Participant’s Service or otherwise inducing such customers to reduce or terminate their business relationship with Company; or

(e) Engaging in research and development efforts (including customer assessment, observation and collaboration activities) such as testing, design, development, and process analysis related to or similar to efforts the Participant engaged in or had access to confidential or proprietary information about during the Participant’s Service to Company.

8.3 For purposes of this Cancellation of Option provision, the “Competitor List” includes, but is not limited to, the following entities: Qiagen, Agilent Technologies, Inc., Allergan, Inc., C. R. Bard, Inc., Biogen Idec, Inc., Cephalon, Inc., DENTSPLY International, Inc., Forest Laboratories, Inc., Genzyme Corporation, Hologic, Inc., Hospira, Inc., Quest Diagnostics, Inc., St. Jude Medical, Inc., Varian Medical Systems, Inc., Thermo Fisher Scientific, Inc., Becton, Dickinson and Company, Beckman Coulter, Inc., General Electric Company, Takara Holdings, Inc. (including Clontech Laboratories, and Takara Bio, Inc.), VWR International, LLC, Active Motif, Sigma-Aldrich Corporation, Waters Corporation, Bio-Rad Laboratories, Inc., Charles River Laboratories International, Inc., Millipore Corporation, Illumina, Inc., PerkinElmer, Inc., Pacific Biosciences, Danaher Corporation, Roche, Qiagen N.V., Helicos BioSciences, as well as any entity that is a successor to, acquires a majority of the assets of, or merges in whole or in part with any of the foregoing entities.

8.4 By accepting this Option, the Participant acknowledges and agrees that (i) this Cancellation of Option provision is necessary for the proper protection of the Company’s legitimate business interests, including protection of its trade secrets and confidential and proprietary information, as well as its customer and strategic relationships and good will, (ii) during the provision of the Participant’s Service to the Company, the Participant has and/or will be personally entrusted with and exposed to such confidential and proprietary information and may also be exposed to the Company’s customer and strategic relationships, (iii) the Participant’s services are special and unique; (iv) the Company has and will continue to be engaged in the highly competitive life sciences and biotechnology industry and the trade secrets, confidential and proprietary information, including its technologies, services and other developments are likely to be of great value to competitors; (v) the Company operates in a world wide market and its business and customers are not geographically distinct, therefore, it is appropriate that this provision applies to Prohibited Activities anywhere in the world; (vi) the Company will suffer great loss and irreparable harm if the Participant were to engage in the Prohibited Activities; and (vii) the Prohibited Activities, including with respect to time, geographic area, and scope of activity are limited and reasonable and do not impose a greater restraint than is necessary to protect the goodwill and business interests of the Company and allow the Participant an adequate number and variety of employment alternatives, based on the Participant’s varied skills and abilities.

8.5 In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of activity of any restriction under this Cancellation of Option provision are more extensive than is necessary to protect the legitimate business interests of the Company or otherwise unenforceable, the restrictions under this Cancellation of Option provision and its subparagraphs shall be reformed and modified to the extent required to render them valid and enforceable. Notwithstanding Section 16 of this Agreement, the Cancellation of Option provision may be in addition to and does not limit the effect of other agreements or understandings between the Participant and the Company with respects to matters addressed in it, including with respect to prohibitions against solicitation and the protection of the Company’s trade secrets and confidential information.

9. Effect of Change in Control on Options. The Company and the Participant hereby agree that Section 13 of the Plan shall apply in the event a Change in Control occurs; provided, however, if the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), assumes this Option in connection with a Change in Control, then notwithstanding Section 7.1(d) above, if the Participant’s Service with the Company or the Acquiring Corporation, as applicable, is terminated involuntarily without Cause following the Change in Control, then (i) the unvested portion of this Option shall become fully vested on the Participant’s termination date, (ii) and the Option may be exercised by the Participant until the earlier of (A) one (1) year following the Participant’s termination date, or (B) the Option Expiration Date.

10. Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of Stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 10 shall be rounded up or down to the nearest whole number, as determined by the Committee, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Committee pursuant to this Section 10 shall be final, binding and conclusive.

11. Rights as a Stockholder, Employee or Consultant. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for, or other valid delivery of, the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant, whether an Employee or Consultant, any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Participant’s Service as an Employee or Consultant, as the case may be, at any time.

12. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

13. Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14. Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Sections 3, 8 and 9, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

16. Integrated Agreement. This Agreement, the Notice and the Plan constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

17. Applicable Law; Mandatory Forum; Consent to Personal Jurisdiction.

17.1 Applicable Law. This Option Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

17.2 Mandatory Forum for Litigation. The parties irrevocably agree that any and all controversies or disputes involving, relating to, or arising out of, or under, this Agreement, including but not limited to its construction, interpretation or enforcement, shall exclusively be litigated in the state courts of the State of Delaware.

17.3 Consent to Personal Jurisdiction and Waiver. The Participant acknowledges that by entering into this Agreement and upon acceptance of any options granted by the Company hereunder, the Participant is entering into a contract in the State of Delaware and is transacting business in the State of Delaware. The Participant irrevocably and unconditionally consents to the personal jurisdiction of the state courts of Delaware with regard to any and all controversies or disputes involving, relating to, or arising out of, or under, this Agreement. The Participant further irrevocably and unconditionally waives any defense or objection of lack of personal jurisdiction over the Participant by the state courts of the State of Delaware.

18. Acceptance and Acknowledgement by the Participant. The Participant represents that the Participant is familiar with the terms and provisions of this Agreement, including the Notice, and hereby accepts the Option subject to all of the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement. Without limitation of the foregoing, the Participant agrees that by executing the Notice the Participant acknowledges and agrees that:

18.1 Prospectus. The Participant has been provided with a copy or electronic access to a copy of the Prospectus for the Plan.

18.2 Discretionary Nature of Plan. The Plan is discretionary in nature, and the Company may amend, cancel or terminate the Plan in its sole discretion at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The grant of stock options under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of options, vesting provisions and the exercise price.

18.3 Voluntary Participation. Participation in the Plan is voluntary. The value of an Option is an extraordinary item of compensation outside the scope of any employment contract. As such, an Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Stock is unknown and cannot be predicted with certainty.

18.4 Exclusion of Claims. The Participant acknowledges and agrees that, except as otherwise agreed upon in writing between the Participant and the Company, the

Participant will have no entitlement to compensation or damages in consequence of the termination of the Participant’s employment with the Company or any subsidiary for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from ceasing to have rights under or from ceasing to be entitled to exercise stock options (provided that any such cessation is in accordance with the Plan) as a result of such termination or from the loss or diminution in value of this Option, and, upon the grant of this Option, the Participant shall be deemed irrevocably to have waived any such entitlement.

18.5 Withholding. The Participant authorizes the Company or any agent of the Company (i.e., bank/broker) to withhold such cash as is necessary to meet any tax liability prior to payment or transfer of shares under the Plan. Otherwise, the Participant will be required to pay to the Company such amount. The Participant authorizes the withholding of shares to meet all or a proportion of any tax liability.

18.6 Trading Restrictions. The Company may establish periods from time to time during which the Participant’s ability to engage in transactions involving the Company’s stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, the Participant may not exercise Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company (in its sole discretion). The Participant may be subject to a Restricted Period for any reason that the Company determines appropriate, including, Restricted Periods generally applicable to employees or groups of employees or Restricted Periods applicable to the Participant during an investigation of allegations of misconduct or conduct detrimental to the Company by the Participant.

19. Other Agreements. Nothing in this Agreement alters, amends, supersedes, or modifies any other agreements, or contractual provisions of other agreements, between the Participant and the Company (including but not limited to employment agreements, nondisclosure agreements or restrictive covenants), all such other agreements being wholly separate and apart from this Agreement.